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                                                                 EXHIBIT 23.2.1



                         Consent of Independent Auditors



         We consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated July 2, 2004 with respect to the consolidated financial statements of RPM International Inc. included in the Annual Report on Form 10-K for the fiscal year ended May 31, 2004 and our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "Independent Accountants" in the Prospectus.




                                         /s/Ciulla, Smith & Dale, LLP
                                         ----------------------------
                                         Ciulla, Smith & Dale, LLP



Cleveland, Ohio

January 21, 2005